UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 3, 2021
METLIFE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-15787			13-4075851
(Commission File Number)			(IRS Employer Identification No.)

200 Park Avenue,	New York,	NY	10166-0188
(Address of Principal Executive Offices)			(Zip Code)
(212) 578-9500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MET	New York Stock Exchange
Floating Rate Non-Cumulative Preferred Stock, Series A, par value $0.01	MET PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E	MET PRE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.75% Non-Cumulative Preferred Stock, Series F	MET PRF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition.
On February 3, 2021, MetLife, Inc. issued (i) a news release announcing its results for the quarter and full year ended December 31, 2020 (the “Earnings Release”), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, and (ii) a Quarterly Financial Supplement for the quarter ended December 31, 2020 (the “Quarterly Financial Supplement”), a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The Earnings Release and the Quarterly Financial Supplement are furnished and not filed pursuant to instruction B.2 of Form 8-K.
Item 7.01 Regulation FD Disclosure.
On February 3, 2021, MetLife, Inc. issued a supplemental slide presentation for the quarter and full year ended December 31, 2020, as well as outlook information (the “Supplemental Slides”), a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference. The slides highlight information in MetLife, Inc.’s Earnings Release and Quarterly Financial Supplement and provide outlook information. The Supplemental Slides are furnished and not filed pursuant to instruction B.2 of Form 8-K.
Item 8.01 Other Events.
As used herein, “MetLife,” the “Company,” “we,” “our” and “us” refer to MetLife, Inc., a Delaware corporation incorporated in 1999, its subsidiaries and affiliates.
Consolidated Company Outlook
We continue to closely monitor developments relating to the novel coronavirus COVID-19 pandemic (the “COVID-19 Pandemic”) and assess its impact on our business. The COVID-19 Pandemic continues to impact the global economy and financial markets and has caused volatility in the global equity, credit and real estate markets. Governments and businesses have taken numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, social distancing, shelter in place or total lock down orders, and business limitations and shutdowns. Some governments and businesses have begun to ease some restrictions. Others have reinstated restrictions they previously lifted. Nevertheless, these measures have disrupted and will continue to disrupt business activity and have resulted in an economic slowdown and volatility in the financial markets, to which governments and central banks around the world have responded with unprecedented fiscal and monetary policies. Although vaccines have become available, distribution and access are expected to take time before a significant percentage of the population is vaccinated.
In addition, a prolonged low or near zero interest rate environment remains possible. The economic projections of the Board of Governors of the Federal Reserve System suggest that the current low interest rate environment will continue until 2023, and potentially longer. We believe that our investment portfolio is highly diversified and well positioned to withstand economic downturns; however, we expect that the market-related effects of the COVID-19 Pandemic, as well as the sustained low interest rate environment, will continue to have an impact across our investment portfolio.
Events related to the COVID-19 Pandemic may continue to adversely affect certain of our business operations, investment portfolio, derivatives, financial results or financial condition. We have implemented risk management and business continuity plans and taken preventive measures and other precautions, such as employee business travel restrictions and remote work arrangements which, to date, have enabled us to maintain our critical business processes, customer service levels, relationships with key vendors, financial reporting systems, internal controls over financial reporting and disclosure controls and procedures.
We granted and continue to grant certain accommodations to our customers, borrowers and lessees, including (i) waiving exclusions, such as deferred rate increases, extending premium grace periods, waiving late payment fees, and relaxing claim documentation requirements, (ii) credits on auto and insured dental premiums, (iii) payment deferrals and other loan modifications on certain commercial, agricultural and residential mortgage loans, and (iv) certain operating and direct financing lease concessions.
As of December 31, 2020, we had $4.5 billion of cash and liquid assets at the holding companies which is above the high end of our $3.0 billion to $4.0 billion holding company cash target. In 2021, we expect to maintain this holding company cash target and expect to be within or above the high end of this range.
Our capital stress testing and longstanding commitment to liquidity position us to withstand the current crisis. We have, and may continue to maintain, a higher than normal level of short-term liquidity, which may adversely affect net investment income if the reinvestment process occurs over an extended period of time. We do not expect any material liquidity deficiencies, and we expect to remain able to comply with the financial covenants of our credit agreements. We will continue reviewing accounting estimates, asset valuations and various financial scenarios for capital and liquidity implications.
Assuming (i) interest rates following the observable forward yield curves as of December 31, 2020, including a 10-year U.S. Treasury rate of 0.91% at December 31, 2020, and 1.12% at December 31, 2021, and (ii) a mid-single digit S&P Global Ratings (“S&P”) 500 equity index increase for the full year 2021, we expect the average annual ratio of free cash flow to adjusted earnings over the two-year period of 2020 and 2021 to be 65% to 75%. In addition, we remain on track to generate approximately $20.0 billion of free cash flow over the time period of 2020 through 2024.
We continue to target an adjusted return on equity, excluding accumulated other comprehensive income other than foreign currency translation adjustments of 12% to 14% over the near-term assuming non-recessionary market conditions. However, (i) given the possible effects of the COVID-19 Pandemic and other events, (ii) given our exclusion of our wholly-owned subsidiary, Metropolitan Property and Casualty Insurance Company and certain of its wholly-owned subsidiaries (collectively, “MetLife P&C”) from adjusted earnings because we expect to close its disposition in the second quarter 2021, and (iii) assuming (a) interest rates follow the observable forward yield curves as of December 31, 2020, including our updated assumptions for the 10-year U.S. Treasury rates noted in the paragraph above, (b) a mid-single digit S&P 500 equity index increase for the full year 2021, and (c) positive low double digit private equity returns in 2021, we could be below the low end of the target range in 2021.
We are committed to achieving a direct expense ratio, excluding total notable items related to direct expenses and pension risk transfers below 12.3%. We expect pressure on this ratio in 2021 due to the pending disposition of MetLife P&C with its lower direct expense ratio, but we intend to continue to exercise expense discipline and be below 12.3% for 2022.
Furthermore, we remain fully committed to our Next Horizon Strategy, which was introduced at our December 2019 Investor Day.
Our outlook relies on the accuracy of our assumptions about future economic and business conditions, which can be affected by known and unknown risks and other uncertainties, such as those posed by the COVID-19 Pandemic. Due to the evolving and highly uncertain nature of the COVID-19 Pandemic and other factors, we will continually review our assumptions, implement mitigation plans, and take precautions. We may revise our outlook as we obtain more information regarding the effects of the COVID-19 Pandemic, the effect and efficacy of efforts taken to respond to it, economic conditions, regulatory changes, and other events, and the impact of these events on our business operations, investment portfolio, derivatives, financial results and financial condition.
Forward-Looking Statements and Other Financial Information
The forward-looking statements in this Item 8.01 of MetLife’s Current Report on Form 8-K such as “assuming,” “believe,” “can be affected,” “committed to,” “continue,” “could,” “expect,” “if,” “intend,” “may,” “next,” “on track to,” “outlook,” “pending,” “position,” “possible,” “potentially,” “project,” “target,” “well positioned,” and “will” are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife’s future results could differ, and it has no obligation to correct or update any of these statements.
We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Item 9.01 Financial Statements and Exhibits.

99.1	News release of MetLife, Inc., dated February 3, 2021, announcing its results for the quarter and full year ended December 31, 2020

99.2	Quarterly Financial Supplement for the quarter ended December 31, 2020

99.3	Supplemental Slides for the quarter and full year ended December 31, 2020 and Outlook

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Tamara L. Schock
	Name:	Tamara L. Schock
	Title:	Executive Vice President and Chief Accounting Officer
Date: February 3, 2021
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